Exhibit 1.2

EXECUTION VERSION

FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

This First Amendment (this “Amendment”) to the Equity and Distribution Agreement, dated as of January 11, 2013 (the “Equity Distribution Agreement”) by and among Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”) and Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (“LCIF II”) and Keybanc Capital Markets Inc. (“KeyBanc”), is dated as of November 23, 2016, by and among the Company, LCIF and Keybanc.

RECITALS

WHEREAS, pursuant to the Equity Distribution Agreement, the Company has implemented an at-the-market offering program (the “ATM Program”) under which the Company may issue up to $100,000,000 of shares of beneficial interest of the Company (the “Securities”), classified as common stock, par value $0.0001 per share over the term of the ATM Program;

WHEREAS, as of December 30, 2013, LCIF and LCIF II completed a merger transaction pursuant to which LCIF II merged with and into LCIF, with LCIF as the surviving entity;

WHEREAS, prior to the date of this Amendment, the Company conducted the ATM Program pursuant to an automatic shelf registration statement (the “August 2012 Shelf Registration Statement”) on Form S-3ASR (File No. 333-183645), including a base prospectus (the “2012 Base Prospectus”) dated August 30, 2012, and a prospectus supplement dated January 11, 2013, including the 2012 Base Prospectus (the “2013 Prospectus Supplement”) specifically relating to the Securities included as part of such registration statement;

WHEREAS, prior to the date hereof, the Company has sold $36,883,987 of the Securities with $63,116,012 remaining unsold (the “Remaining Securities”);

WHEREAS, the Company has filed an automatic shelf registration statement (the “August 2015 Shelf Registration Statement”) on Form S-3ASR (File No. 333-206411), including a base prospectus (the “2015 Base Prospectus”) dated August 14, 2015, relating to certain securities, including the Securities to be issued pursuant to the Equity Distribution Agreement and this Amendment, and has prepared a prospectus supplement dated November 23, 2016, including the 2015 Base Prospectus (the “2016 Prospectus Supplement”) specifically relating to the Remaining Securities included as part of such registration statement;

WHEREAS, the August 2012 Shelf Registration previously expired and was replaced by the August 2015 Shelf Registration and the ATM Program is, from the date of this Amendment, to be conducted pursuant to the August 2015 Shelf Registration Statement and the 2016 Prospectus Supplement; and

WHEREAS, the Company intends to increase the Maximum Amount from $100,000,000 to $125,000,000;

The Company, LCIF, on its own behalf and as successor by merger to LCIF II, and Keybanc have agreed to modify the Equity Distribution Agreement, as set forth in this Amendment, subject to the terms and conditions set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Equity Distribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Equity Distribution Agreement and the Exhibits appended thereto are hereby modified as provided below:

(a)       The Preamble is hereby amended to reflect (i) the merger of LCIF and LCIF II and (ii) the execution of this Amendment, and is hereby replaced in its entirety by the following:

Each of Lexington Realty Trust, a Maryland real estate investment trust (the “Company”) and Lepercq Corporate Income Fund L.P., a Delaware limited partnership (the “Operating Partnership”) confirms its agreement (this “Agreement”) with Keybanc Capital Markets Inc. (“Keybanc”) as follows:

(b)       The first sentence of Section 1 is hereby amended to reflect the increased Maximum Amount and the amount of remaining unsold Securities and replaced in its entirety by the following:

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through KeyBanc, acting as agent and/or principal, shares of beneficial interest of the Company (the “Securities”) classified as common stock, par value $0.0001 per share (the “Common Shares”), having an aggregate sale price of up to $125,000,000 (the “Maximum Amount”), of which $88,116,012 remains unissued and unsold.

(c)       To reflect the increased Maximum Amount, each reference to “$100,000,000” is hereby replaced by a reference to $125,000,000”.

(d)       To reflect the merger of LCIF and LCIF II into LCIF as the surviving entity, each reference to “the Operating Partnerships,” “each Operating Partnership,” “any Operating Partnership” or “the applicable Operating Partnership” is hereby replaced by a reference to “the Operating Partnership”.

(e)        To reflect the August 2015 Shelf Registration Statement superseding the August 2012 Shelf Registration Statement, each reference to “(file No. 333-183645)” is hereby replaced by a reference to “(file No. 333-206411)”.

(f)        To correct a typographical error, the reference to “Keybanc Capital Markets Inc.” in the last paragraph of Section 1 is hereby replaced by a reference to “Jefferies & Company, Inc.”

(g)        Sections 5(a)(9) and (10) are hereby amended to eliminate references to Net Lease Strategic Assets Fund L.P. and Lex-Win Concord LLC and are hereby replaced in their entirety by the following:

(9)        KPMG LLP, who audited the financial statements and supporting schedules of the Company and its subsidiaries which are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(10)      The financial statements of the Company and its subsidiaries, (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, except as disclosed therein, and that unaudited financial statements may not contain all footnotes required by GAAP and subject, in the case of unaudited financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act, which are not so included or incorporated. If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included or incorporated by reference in the Registration Statement or the Prospectus which is not so included or incorporated. Any non-GAAP financial measures, as defined under Regulation G of the Securities Act, included or incorporated by reference in the Registration Statement and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The ratio of earnings to fixed charges contained in the Registration Statement and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)       The first clause of Section 5(a)(15) is hereby deleted and replaced in its entirety by the following:

The Company’s authorized and issued capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for (i) subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreement or pursuant to reservations, agreements, benefit plans or other plans and arrangements referred to, or incorporated by reference, in the Registration Statement and the Prospectus, (ii) purchases of securities pursuant to the Company’s announced stock repurchase program referred to, or incorporated by reference, in the Registration Statement and the Prospectus and (iii) such other changes as are referred to, or incorporated by reference, in the Registration Statement and Prospectus;

(i)        To reflect the most recent Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan, the reference in Section 5(a)(15) to such Plan shall be replaced by a reference to such Plan as filed with the Commission on an automatic shelf registration statement on Form S-3ASR on December 24, 2015.

(j)         Section 5(a) is hereby amended to include a new Section 5(a)(58) as follows:

(58)       FINRA Matters. All of the information provided pursuant to this Agreement, if any, to KeyBanc or to counsel for Keybanc by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and NASD Conduct Rule 2720 is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(k)        Section 5(a) is hereby amended to include a new Section 5(a)(59) as follows:

(59)       No Unlawful Contributions or Other Payments. Neither the Company nor the Operating Partnership nor, to the best of the Company or the Operating Partnership’s knowledge, any employee or agent of the Company or the Operating Partnership, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(l)        Section 5(a) is hereby amended to include a new Section 5(a)(60) as follows:

(60)       ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and each Operating Partnership and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or such Operating Partnership or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and the Operating Partnership, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or the Operating Partnership is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company , the Operating Partnership or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Operating Partnership or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor the Operating Partnership nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either the Company, the Operating Partnership or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(m)       Section 5(a) is hereby amended to include a new Section 5(a)(61) as follows:

(61)       Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or the Operating Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(n)       Section 7 is hereby amended to include a new Section 7(aa) as follows:

(aa)       KeyBanc’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, other than any such amendment or supplement occurring solely as a result of the incorporation by reference of any report filed under the Exchange Act (unless such supplement or amendment relates to an event reported on Form 8-K which otherwise triggers a Representation Date pursuant to Section 7(o)(1)(iv) of the Equity Distribution Agreement), the Company shall furnish to KeyBanc for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without KeyBanc’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(o)       To reflect the most recent Form 10-K filed by the Company, each reference to “the Company’s Annual Report on Form 10-K for the year ended December 31, 2011” is hereby replaced by a reference to “the Company’s Annual Report on Form 10-K for the year ended December 31, 2015”.

(p)       To reflect the most recent Form 10-Qs filed by the Company and/or the Operating Partnership, as applicable, the reference to “the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012” in Section 5(a)(44) is hereby replaced by a reference to “the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016”.

(q)       The last paragraph of Section 7(o) is hereby amended, with effect from January 11, 2013, to remove the proviso regarding the Form 10-K set forth therein and is hereby replaced in its entirety by the following:

The Company and the Operating Partnership shall furnish KeyBanc with a certificate, in the forms attached hereto as Exhibit E-1 and E-2 within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) including with respect to clause (2) above, shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide KeyBanc with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or KeyBanc sells any Placement Securities, the Company shall provide KeyBanc with a certificate, in the forms attached hereto as Exhibit E-1 and E-2, dated the date of the Placement Notice.

(r)       To reflect the change in counsel to the Sales Agents, each reference to “Hunton & Williams LLP” is hereby replaced by a reference to “Goodwin Procter LLP”.

(s)       To reflect the change in attorneys and/or counsel to the Company and the Sales Agents, Section 13 is hereby amended and replaced in its entirety by the following:

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to KeyBanc shall be directed to KeyBanc at KeyBanc Capital Markets Inc., 520 Madison Avenue, New York, New York 10022, Attention: Managing Counsel, with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Mark Schonberger, Esq.; notices to the Company shall be directed to it at Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119, Attention: Joseph S. Bonventre, Esq., General Counsel, fax no. (212) 594-6600, with a copy to Paul Hastings LLP, 1170 Peachtree Street NE #100, Atlanta, GA 30309, Attention: Elizabeth Noe., fax no. (404) 6855287.

(t)       To reflect the updated list of Subsidiaries, Exhibit D is hereby replaced by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company hereby represents and warrants that no “significant subsidiary” as defined by Rule 1-02 of Regulation S-X has been formed by the Company since the date of such exhibit.

(u)       To reflect the changes set forth in this Amendment, each Exhibit to the Agreement is hereby amended to conform to the changes made to the Equity Distribution Agreement by this Amendment.

(v)       For the avoidance of doubt, the parties acknowledge that the Maximum Amount represents the aggregate sale price of the Common Shares that may be sold pursuant to both this Agreement and the Alternative Distribution Agreement.

(w)       This Amendment shall be effective as of the date first written above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first written above.

LEXINGTON REALTY TRUST

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

LEPERCQ CORPORATE INCOME FUND L.P., for itself and as successor by merger to Lepercq Corporate Income Fund II L.P.

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Vice President

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jonathan D. Crane
Name: Jonathan D. Crane
Title: Sr. Managing Director